Exhibit 3.3

ARTICLES OF INCORPORATION

OF

PRODUCTS FABRICATION, INC.

ARTICLE ONE

The name of the corporation is Products Fabrication, Inc.

ARTICLE TWO

The period of its duration is perpetual.

ARTICLE THREE

The purpose of which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have the authority to issue is One Hundred Thousand (100,000) of no par value.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of One Thousand Dollars ($1,000.00) consisting of money, labor done or property actually received.

ARTICLE SIX

The street address of its initial registered office is 6214 Nyoka, Houston, Texas 77041, and the name of its initial registered agent at such address is Tim Burke.

ARTICLE SEVEN

The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Tim Burke

6214 Nyoka

Houston, Texas 77041

Marvin Card

6630 Roxburgh, Suite 175

Houston, Texas 77041

Grady Ingle, Jr.

6630 Roxburgh, Suite 175

Houston, Texas 77041

ARTICLE EIGHT

The name and address of the incorporator is:

Tim Burke

6214 Nyoka

Houston, Texas 77041

/s/ Tim Burke

THE STATE OF TEXAS	)
)
COUNTY OF HARRIS	)

BEFORE ME, a Notary Public, on this day personally appeared Tim Burke, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein are true and correct.

GIVE UNDER MY HAND AND SEAL OF OFFICE ON THIS 10th day of November, 1988.

/s/ Grady Ingle
Notary Public - and for
The State of Texas

ARTICLES OF MERGER

of

TRILOGY VENTURES, LLC

a Delaware limited liability company

into

PRODUCTS FABRICATION, INC.,

a Texas corporation

Pursuant to the provisions of Article 5.04 of the Texas Business Corporation Act, the undersigned domestic corporation and foreign limited liability company certify the following Articles of Merger adopted for the purpose of effecting a merger in accordance with the provisions of the Texas Business Corporation Act.

1. The name of each of the entities that are a party to the Agreement and Plan of Merger and the laws under which they are organized are:

Name of Corporation	State
Trilogy Ventures, LLC	Delaware
Products Fabrication, Inc.	Texas

2. An Agreement and Plan of Merger was approved and adopted in accordance with the provisions of Article 5.03 of the Texas Business Corporation Act providing for the combination of Trilogy Ventures, LLC and Products Fabrication, Inc., and resulting in Products Fabrication, Inc. being the sole surviving corporation of the merger (“Surviving Entity”).

3. An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the Surviving Entity, located at 1602 Mooney Rd., Houston, TX 77093, and a copy of the Agreement and Plan of Merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to or created by the Agreement and Plan of Merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. No Amendments to the Articles of Incorporation of the Surviving Entity are to be effected by the merger.

5. As to the undersigned domestic corporation, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote with other shares or as a class, on the Agreement and Plan of Merger are as follows:

Name of Corporation	Number of Shares Outstanding	Class or Series	Number of Shares Entitled to Vote as a Series or Class
Products Fabrication, Inc.	60,000	Common	-0-

6. As to the undersigned domestic corporation, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the Agreement and Plan of Merger, respectively, and, if the shares of any class or series are entitled to vote as a class, the number of shares of each such class or series voted for and against the Agreement and Plan of Merger, are as follows:

				Number of Shares Entitled to Vote as a Class or Series
Name of Corporation	Total Voted For	Total Voted Against	Class	Voted For	Voted Against
Products Fabrication, Inc.	60,000	-0-	Common

7. The Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation or other entity that is a party to the merger was incorporated or organized and by its constituent documents.

8. The Surviving Entity will be responsible for the payment of all fees and franchise taxes of Trilogy Ventures, LLC as required by law and will be obligated to pay such fees and franchise taxes if the same are not timely paid.

9. The merger will become effective upon filing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered these Articles of Merger as of this 11th day of March, 2009

TRILOGY VENTURES, LLC

By:	/s/ Brad Goebel
Name:	Brad Goebel
Title:	President

PRODUCTS FABRICATION, INC.

By:	/s/ David Zachariah
Name:	David Zachariah
Title:	Vice President

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PRODUCTS FABRICATION, INC.

Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, Products Fabrication, Inc., a Texas corporation (the “Corporation”), hereby adopts the following Articles of Amendment to the Articles of Incorporation of the Corporation.

ARTICLE ONE

The name of the Corporation is Products Fabrication, Inc.

ARTICLE TWO

Article Four of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“ARTICLE FOUR

Capital Stock. The total number of shares of capital stock which the corporation shall have authority to issue is one hundred one thousand (101,000) shares of capital stock, classified as (i) one hundred thousand (100,000) shares of Class A Voting Common Stock, no par value (“Class A Voting Common Stock”) and (ii) one thousand (1,000) shares of Class B Non-Voting Common Stock, no par value (“Class B Non-Voting Common Stock”).

The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Class A Voting Common Stock and the Class B Non-Voting Common Stock (collectively, the “Common Stock”) are as follows:

1.	Class A Voting Common Stock.

(a) Number of Shares. The corporation shall have the authority to issue one hundred thousand (100,000) shares of Class A Voting Common Stock.

(b) Dividends. The holders of the Class A Voting Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the corporation legally available therefor.

(c) Voting Rights. The holders of the shares of the Class A Voting Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the corporation and shall be entitled to one vote for each share of Class A Voting Common Stock held.

(d) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them, regardless of whether such shares are shares of Class A Voting Common Stock or Class B Non-Voting Common Stock.

2.	Class B Non-Voting Common Stock.

(a) Number of Shares. The corporation shall have the authority to issue one thousand (1,000) shares of Class B Non-Voting Common Stock.

(b) Dividends. The holders of the Class B Non-Voting Common Stock shall not be entitled to receive dividends (whether in cash, stock or other property) from the corporation; provided, however, the holders of the Class B Non-Voting Common Stock shall be entitled to receive distributions from the corporation upon the liquidation, dissolution, or winding-up of the corporation as provided in Section 2(d) below.

(c) Voting Rights. Except as required by law, the holders of shares of Class B Non-Voting Common Stock shall not be entitled to vote on matters submitted to a vote of the shareholders of the corporation.

(d) Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the corporation, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the corporation available for distribution to its shareholders, ratably in proportion to the number of shares of Common Stock held by them, regardless of whether such shares are shares of Class A Voting Common Stock or Class B Non-Voting Common Stock.”

ARTICLE THREE

The amendments made by these Articles of Amendment have been effected in conformity with the provisions of the Texas Business Corporation Act. The holder of all of the shares outstanding and entitled to vote on said amendments has signed a consent in writing adopting said amendment.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 2nd day of September, 2009.

PRODUCTS FABRICATION, INC.

By:	/s/ Brad Goebel
Brad Goebel, President

CERTIFICATE OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

PRODUCTS FABRICATION, INC.

Pursuant to the provisions of Sections 3.051 to 3.056 and Section 21.052 to 21.055 of the Texas Business Organizations Code (the “TBOC”), Products Fabrication, Inc., a Texas corporation (the “Corporation” ), hereby adopts the following Certificate of Amendment to the Articles of Incorporation of the Corporation.

Article 1 - Entity Information

The name of the filing entity is Products Fabrication, Inc. The filing entity is a for-profit corporation. The file number issued to the filing entity by the secretary of state is 109549500 and the date of formation of the entity is November 22, 1988.

Article 2 - Amendments

Article One of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“The name of the corporation is Accelerated Production Systems, Inc.”

Article 3 - Statement of Approval

The amendment to the Articles of Incorporation has been approved in the manner required by the TBOC and by the governing documents of the entity.

Article 4 - Effectiveness of Filing

This document becomes effective when the document is filed by the secretary of state.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Articles of Incorporation as of the 10th day of December, 2012.

By.	/s/ Brad Goebel
Brad Goebel, President

CERTIFICATE OF MERGER

OF

CHALLENGER PROCESS SYSTEMS CO.

(a Delaware corporation)

INTO

ACCELERATED PRODUCTION SYSTEMS, INC.

(a Texas corporation)

* * * * * * * *

Pursuant to Chapter 10 of the Business Organizations Code of the State of Texas, the undersigned parties submit this certificate of merger and hereby certify the following information relating to the merger of Challenger Process Systems Co., a Delaware corporation, with and into the Accelerated Production Systems, Inc., a Texas corporation:

FIRST: That the name, organizational form and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	ORGANIZATIONAL FORM	STATE OF ORGANIZATION	SURVIVING CORPORATION
Challenger Process Systems Co.	Foreign corporation	Delaware	No
Accelerated Production Systems, Inc.	For profit corporation	Texas	Yes

SECOND: That an Agreement and Plan of Merger has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Chapter 10 of the Business Organizations Code of the State of Texas.

THIRD: That the surviving corporation of the merger is Accelerated Production Systems, Inc., a Texas corporation.

FOURTH: That the certificate of formation of Accelerated Production Systems, Inc. shall be the certificate of formation of the surviving corporation until amended in accordance with applicable law, and the only amendment to the certificate of formation to be effected by the merger contemplated herein is that, effective as of the effective time of the merger, Article One thereof shall be amended and replaced in its entirety by the following:

“The name of the corporation is Accelerated Process Systems, Inc.”

FIFTH: That a signed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 24310 Tomball Parkway, Tomball, Texas 77375.

SIXTH: That a copy of the Agreement and Plan of Merger will be, on written request, furnished without cost by the surviving corporation to any owner or member of any domestic entity that is a party to the Agreement and Plan of Merger.

SEVENTH: That the Agreement and Plan of Merger has been approved by each of the constituent corporations as required by the laws of the jurisdiction of formation of each of the constituent corporations and the governing documents of each of the constituent corporations.

EIGHTH: No new domestic corporation or other entity will be created pursuant to this Agreement and Plan of Merger.

NINTH: In lieu of providing a tax certificate, the surviving corporation will be liable for the payment of the required franchise taxes.

TENTH: That this document becomes effective at a later date, which is not more than ninety (90) days after the date of signing. The delayed effective date is January 1, 2016.

[Signatures appear on following page.]

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 15th day of December, 2015 by a duly authorized officer of each of the constituent corporations.

CHALLENGER PROCESS SYSTEMS
CO., a Delaware corporation

By:	/s/ Paul Mahoney
Name:	Paul Mahoney
Title:	President

ACCELERATED PRODUCTION
SYSTEMS, INC., a Texas corporation

By:	/s/ David Martin
Name:	David Martin
Title:	President